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                                                                Exhibit 10.76

                            PURCHASE/RENEWAL OPTION
                            TO LEASE SCHEDULE NO. 1


THIS PURCHASE/RENEWAL OPTION IS ATTACHED TO AND MADE A PART OF LEASE SCHEDULE NO. 1 AND THE MASTER LEASE AGREEMENT ("LEASE") BETWEEN C J CLASSICS, INC. DBA C J'S SLOT CONNECTION, A NEVADA CORPORATION ("LESSOR"), AND PIONEER HOTEL, INC.,
A NEVADA CORPORATION ("LESSEE") EACH AUGUST 15, 1996.
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If Lessee has not been in default under the terms of the Lease, at the expiration of the Term, Lessor grants Lessee an option to (a) purchase (the "Purchase Option") all but not less than all of the Equipment described on the above Lease Schedule for the sum equal to the fair market value of the Equipment as of the date of expiration of the Term as determined by an independent appraiser mutually selected by Lessor and Lessee (the "Exercise Price") or (b) renew the Lease Term for a period of one year (the "Renewal Option"). A written notice of exercise of the Purchase Option or the Renewal Option must be given by Lessee 120 days prior to the expiration of the Term or any renewal term. Upon timely receipt of such notice of exercise, receipt of the payment of all Rent due under the Lease and/or payment of the Exercise Price, Lessor will, with exercise of the purchase option, execute and deliver to Lessee a Bill of Sale for the Equipment described in the Lease Schedule. Upon failure of the Lessor to so deliver a Bill of Sale, this Purchase/Renewal Option to Lease Schedule No. 1 shall then constitute a conveyance of the Equipment in accordance herewith. Payment in full of the Exercise Price shall be due and payable on or before the expiration of the Term. If Lessee fails to exercise the Purchase Option or the Renewal Option, Lessee shall, at Lessor's expense, return the Equipment to Lessor at a facility designated by Lessor, according to the terms of the Lease. Lessee shall in all respects remain obligated under the Lease for payment of Rent, care, maintenance, delivery, use and insurance of the Equipment until Lessor inspects and accepts the Equipment. In the event it shall at any time be determined that by reason of the options hereby given or otherwise that the lease of the Equipment to which the Purchase Option or the Renewal Option applies was in fact a sale to the Lessee of the Equipment, the Lessee agrees that neither it nor its successors or assigns has or will have any claim or cause of action against Lessor, its successors or assigns, for any reason for loss sustained by virtue of such determination.



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LESSEE ACKNOWLEDGES THAT THE EQUIPMENT SOLD BY LESSOR UNDER THE PURCHASE OPTION
IS BEING SOLD IN AN "AS IS, WHERE IS" CONDITION. LESSOR MAKES, AND WILL MAKE, NO REPRESENTATIONS OR WARRANTIES REGARDING THE EQUIPMENT, ITS SUITABILITY FOR LESSEE'S PURPOSE, OR ITS COMPLIANCE WITH ANY LAWS. LESSEE HEREBY ASSUMES ALL LIABILITY FOR THE EQUIPMENT AND AGREES TO INDEMNIFY LESSOR PER THE TERMS OF THE LEASE FOR ANY CLAIMS ARISING OUT OF THE PURCHASE OF THE EQUIPMENT.


LESSEE:                             LESSOR:

PIONEER HOTEL, INC.,                C J CLASSICS, INC. dba C J'S SLOT
A NEVADA CORPORATION                CONNECTIONS, A NEVADA CORPORATION



BY: THOMAS K. LAND                  BY: CARL FREDERICKSEN
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ITS: SVP AND CFO                    ITS: PRESIDENT
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